Exhibit 99.1

Phillips 66 Partners Reports
Second-Quarter 2020 Financial Results

•Reported earnings of $255 million and adjusted EBITDA of $269 million
•Announced quarterly distribution of $0.875 per common unit
•Started full operations on the Gray Oak Pipeline
•Reached milestone at South Texas Gateway Terminal with first export cargo loaded in July
•Recently completed Clemens Caverns expansion

HOUSTON, July 31, 2020 – Phillips 66 Partners LP (NYSE: PSXP) announces second-quarter 2020 earnings of $255 million, or $1.05 per diluted common unit. Cash from operations was $215 million, and distributable cash flow was $218 million. Adjusted EBITDA was $269 million in the second quarter, compared with $321 million in the prior quarter.

“During the quarter, we continued to demonstrate our commitment to operating excellence,” said Greg Garland, Phillips 66 Partners’ chairman and CEO. “Our financial results reflect the ongoing economic downturn. We reached key milestones with the Gray Oak Pipeline achieving full service and supplying the first crude oil into the South Texas Gateway Terminal. We remain focused on safe and reliable operations, as well as maintaining our strong balance sheet and continuing our disciplined approach to capital allocation.”

On July 21, 2020, the general partner’s board of directors declared a second-quarter 2020 cash distribution of $0.875 per common unit, a 2% increase over second quarter 2019.

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results
Financial Results

Phillips 66 Partners’ earnings were $255 million in the second quarter of 2020, compared with $226 million in the first quarter. The second-quarter results include an $84 million gain related to recognition of the Partnership’s prior-year sale of an interest in the Gray Oak Pipeline. Excluding this gain, the Partnership reported adjusted EBITDA of $269 million in the second quarter, compared with $321 million in the prior quarter. Second-quarter earnings and adjusted EBITDA reflect reduced volumes at the Partnership’s wholly owned and joint venture assets, driven by lower domestic oil production, refinery utilization and product demand.

Liquidity, Capital Expenditures and Investments

As of June 30, 2020, total debt outstanding was $3.7 billion. The Partnership had $7 million in cash and cash equivalents and $532 million available under its revolving credit facility.

The Partnership’s capital expenditures and investments for the quarter were $377 million. Excluding $38 million of capital spending funded by Gray Oak joint venture partners, adjusted capital spending was $339 million. Growth capital included investments in the Gray Oak Pipeline and the South Texas Gateway Terminal, as well as spend on the C2G Pipeline and the Sweeny to Pasadena Pipeline. In addition, following deferral of the Liberty Pipeline, the Partnership continued to fund its share of the project’s previous commitments.

Strategic Update

During the quarter, the Gray Oak Pipeline commenced full operations from West Texas and Eagle Ford to Texas Gulf Coast destinations, marking the completion of the project. Phillips 66 Partners has a 42.25% effective ownership interest in the 900,000 barrels per day (BPD) pipeline.

The Gray Oak Pipeline connects to multiple terminals in Corpus Christi, Texas, including the South Texas Gateway Terminal being constructed by Buckeye Partners, L.P. The first dock and 3.4 million barrels of storage capacity have been commissioned, and the terminal began crude oil export operations in July after receiving its first crude oil supply from the Gray Oak Pipeline. Marine operations are expected to ramp up through the end of this year as additional phases of construction are completed. Upon expected project completion in the first quarter of 2021, the marine export terminal will have two deepwater docks with up to 800,000 BPD of throughput capacity, along with storage capacity of 8.6 million barrels. Phillips 66 Partners owns a 25% interest in the terminal.

The Partnership recently completed its expansion of storage capacity at Clemens Caverns, from 9 million barrels to 16.5 million barrels, in connection with the Phillips 66 project to add natural gas liquid (NGL) fractionation capacity at the Sweeny Hub. The caverns expansion is backed by long-term commitments.

Phillips 66 Partners continues construction of the C2G Pipeline, a 16 inch ethane pipeline that will connect Clemens Caverns to petrochemical facilities in Gregory, Texas, near Corpus Christi. The project is backed by long-term commitments and is expected to be completed in mid-2021.

The Sweeny to Pasadena Pipeline expansion project will add 80,000 BPD of pipeline capacity, providing additional naphtha offtake from the Sweeny fractionators. In addition, product storage capacity will increase by 300,000 barrels at the Pasadena Terminal. The project is backed by long-term commitments and is expected to be completed in the third quarter of 2020.

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results
Investor Webcast

Members of Phillips 66 Partners executive management will host a webcast today at 2 p.m. EDT to discuss the Partnership’s second-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Brent Shaw (investors) 832-765-2297 brent.d.shaw@p66.com	Dennis Nuss (media) 855-841-2368 dennis.h.nuss@p66.com

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our joint ventures transport, fractionate, terminal and store; the tariff rates with respect to volumes that we transport through our regulated assets, which rates are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of announced and future capital projects in a timely manner and any cost overruns associated with such projects; general domestic and international economic and political developments including: armed hostilities; expropriation of assets; changes in governmental policies relating to crude oil, refined petroleum products or NGL pricing, regulation or taxation; and other political, economic or diplomatic developments, including those caused by public health issues and outbreaks; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow,” “coverage ratio” and “adjusted capital spending.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. Additionally, adjusted capital spending is a non-GAAP financial measure that demonstrates Phillips 66 Partners' net share of capital spending. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income. The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. The GAAP financial measure most comparable to adjusted capital spending is capital expenditures and investments. These non-GAAP financial measures should not be considered as alternatives to their comparable GAAP measures. They have important limitations as analytical tools because they exclude some but not all items that affect their corresponding GAAP measures. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA, distributable cash flow, coverage ratio and adjusted capital spending may be defined differently by other companies in our industry, our definition of those measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in this release.

References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q2 2020	Q1 2020
Selected Income Statement Data
Total revenues and other income	$430	404
Net income	255	226

Adjusted EBITDA	269	321
Distributable cash flow	218	269

Net Income Per Limited Partner Unit—Diluted (Dollars)
Common units	$1.05	0.93

Selected Balance Sheet Data
Cash and cash equivalents	$7	92
Equity investments	3,340	3,136
Total assets	7,203	6,997
Total debt	3,707	3,516
Equity held by public
Preferred units	746	747
Common units	2,735	2,723
Equity held by Phillips 66
Common units	(572)	(616)

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results

Statement of Income

	Millions of Dollars
	Q2 2020	Q1 2020
Revenues and Other Income
Operating revenues—related parties	$236	258
Operating revenues—third parties	5	9
Equity in earnings of affiliates	104	136
Gain from equity interest transfer	84	—
Other income	1	1
Total revenues and other income	430	404

Costs and Expenses
Operating and maintenance expenses	84	88
Depreciation	31	30
General and administrative expenses	17	17
Taxes other than income taxes	10	11
Interest and debt expense	28	29
Other expenses	5	2
Total costs and expenses	175	177
Income before income taxes	255	227
Income tax expense	—	1
Net income	255	226
Less: Preferred unitholders’ interest in net income	9	10
Limited partners’ interest in net income	$246	216

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results

Selected Operating Data

	Q2 2020	Q1 2020
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$97	111
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	806	941
Refined petroleum products and natural gas liquids	825	866
Total	1,631	1,807

Average pipeline revenue per barrel (dollars)	$0.65	0.67

Terminals
Terminal revenues (millions of dollars)	$33	43
Terminal throughput (thousands of barrels daily)
Crude oil(2)	380	460
Refined petroleum products	690	748
Total	1,070	1,208

Average terminaling revenue per barrel (dollars)	$0.33	0.39

Storage, processing and other revenues (millions of dollars)	$111	113
Total operating revenues (millions of dollars)	$241	267

Joint Venture Operating Data(3)
Crude oil, refined petroleum products and natural gas liquids (thousands of barrels daily)	942	838
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Cash Distributions

	Millions of Dollars Except as Indicated
	Q2 2020	Q1 2020
Cash Distributions†
Common units—public	$51	51
Common units—Phillips 66	149	148
Total	$200	199

Cash Distribution Per Common Unit (Dollars)	$0.875	0.875

Coverage Ratio*	1.09	1.35
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 1.08x and 1.38x at Q2 2020 and Q1 2020, respectively.

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income

	Millions of Dollars
	Q2 2020	Q1 2020

Net Income	$255	226
Plus:
Depreciation	31	30
Net interest expense	29	28
Income tax expense	—	1
EBITDA	315	285
Proportional share of equity affiliates’ net interest, taxes and depreciation and amortization	38	35
Expenses indemnified or prefunded by Phillips 66	—	—
Transaction costs associated with acquisitions	—	1
Gain from equity interest transfer	(84)	—
Adjusted EBITDA	269	321
Plus:
Deferred revenue impacts*†	5	2
Less:
Equity affiliate distributions less than (more than) proportional EBITDA	(10)	1
Maintenance capital expenditures†	28	15
Net interest expense	29	28
Preferred unit distributions	9	10
Distributable cash flow	$218	269
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.

Phillips 66 Partners Reports Second-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities

	Millions of Dollars
	Q2 2020	Q1 2020

Net Cash Provided by Operating Activities	$215	274
Plus:
Net interest expense	29	28
Income tax expense	—	1
Changes in working capital	(3)	(12)
Undistributed equity earnings	(5)	(4)
Gain from equity interest transfer	84	—
Deferred revenues and other liabilities	2	—
Other	(7)	(2)
EBITDA	315	285
Proportional share of equity affiliates’ net interest, taxes and depreciation and amortization	38	35
Expenses indemnified or prefunded by Phillips 66	—	—
Transaction costs associated with acquisitions	—	1
Gain from equity interest transfer	(84)	—
Adjusted EBITDA	269	321
Plus:
Deferred revenue impacts*†	5	2
Less:
Equity affiliate distributions less than (more than) proportional EBITDA	(10)	1
Maintenance capital expenditures†	28	15
Net interest expense	29	28
Preferred unit distributions	9	10
Distributable cash flow	$218	269
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.